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                                                                    EXHIBIT 10.7

                         ALLIED HEATHCARE PRODUCTS, INC.

                 INCENTIVE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

      This Incentive Stock Plan for Non-Employee Directors (the "2005 Directors' Plan") of Allied Healthcare Products, Inc. (the "Company") is established to a portion of compensation to outside (non-employee) directors in accordance with parameters established from time to time by the Board of Directors of the Company. It is intended that the 2005 Directors' Plan will be used to (i) stimulate participants' efforts on the Company's behalf, (ii) maintain and align the unanimity of interest in the Company's Directors and Stockholders in long term performance and value, and (iii) encourage participants to have a personal financial investment in the Company through ownership of its Common Stock.

1.    ADMINISTRATION

      The 2005 Directors' Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized, subject to the provisions of the 2005 Directors' Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 2005 Directors' Plan, and to make such determinations and to take such action in connection therewith or in relation to the 2005 Directors' Plan as it deems necessary or advisable, consistent with the purposes set forth above.

2.    ELIGIBILITY

      Directors of the Company who are not otherwise Eligible Employees under the terms of the Company's 1999 Incentive Stock Plan shall be eligible to receive an awards under the 2005 Directors' Plan.

3.    INCENTIVES

      Incentives under the may be granted in any one or a combination of (i) Non-Statutory Stock Options, (ii) Performance Share Awards; and (iii) Restricted Stock Grants (collectively "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees or Persons, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees or Persons who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees or Persons are similarly situated.

      Incentives may be granted hereunder from and after the Effective Date hereinafter provided, but no Incentive shall vest prior to approval of the 2005 Directors' Plan by holders of a majority of the Company's stock represented in person or by proxy at an annual or special meeting of shareholders of the Company and in the event such approval is not obtained prior to December 9, 2006, any Incentives theretofore granted shall lapse and become void and be of no further force or effect.

4.    SHARES AVAILABLE FOR INCENTIVES

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      (a) Shares Subject to Issuance or Transfer. There is hereby reserved for issuance under the 2005 Directors' Plan an aggregate of 75,000 shares of the Company's Common Stock ("Common Stock).

      In the event of a lapse, expiration, termination or cancellation of any Incentive granted under the 2005 Directors' Stock Plan without the issuance of shares or payment of cash, or if shares are issued under a Restricted Stock Grant hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Incentive may again be used for new Incentives hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

      (b) Limitations on Individual Awards. In any given year, no Director may be granted Incentives covering more than one-tenth of one percent (0.1%) of the number of fully-diluted shares of the Company's Common Stock outstanding as of the first business day of the Company's fiscal year in which the award is being made; provided, however, that such limitation shall not apply to any "Formula Award" as hereinafter defined. In addition to the foregoing limitation, in any fiscal year of the Company, a Director who has received an award other than a "Formula Award" shall not be eligible to receive a Formula Award for such year.

      (c) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the 2005 Directors' Plan, in the number and kind of shares covered by Incentives granted, and, in the case of Stock Options, in the option price.

5.    STOCK OPTIONS

      The Committee may grant Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

      (a) Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee; provided, however, that during any period in which the Common Stock is listed for trading on a registered national securities exchange or on the NASDAQ National Market System, the fair market value shall be the lesser of (i) the average of the reported high and low prices or (ii) the reported closing price on the date of grant.

      (b) Period of Option. The period of each Stock Option shall be fixed by the Committee, except that no Stock Option granted shall be exercisable not more than ten (10) years after the date so granted.

      (c) Payment. The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee) for not less than six months. No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder in the shares subject to such option until and unless such option is exercised and the shares are issued.

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      (d) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f ) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

      (e) Termination of Service. Upon the termination of a Stock Option grantee's service as a director of the Company (for any reason other than retirement or death), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination and except as herein after provided, such privileges shall remain exercisable thirty days following the date of termination of employment or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion may provide that any Stock Options outstanding but not yet exercisable upon the termination of a director's service shall vest if such termination of service arises from a merger or consolidation of the Company with or into another corporation or arises from a change of control of the Company.

      (f) Retirement. Upon retirement of the Stock Option grantee, Stock Option privileges shall apply to those shares immediately exercisable at the date of retirement and such privileges shall remain in force until the earlier of six months following the date of retirement or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion, may provide at the time of grant that any Stock Options outstanding but not yet exercisable upon the retirement of the Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee.

      (g) Death. Upon the death of a Stock Option grantee, Stock Option privileges shall apply to those shares which were immediately exercisable at the time of death and such privileges shall remain in force until the earlier of one year following the date of death or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion, may provide at the time of grant that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the date of the expiration of the Stock option.

      (h) Formula Awards. Unless the Committee shall otherwise at the first meeting of the Directors after the Annual Meeting of Stockholders each year, options shall be issued as formula awards ("Formula Awards") under the 2005 Directors' Plan as follows:

            1. Upon initial election to the Board of Directors of the Company, a Director shall receive an option to purchase 10,000 shares of the Company's Common Stock which shall vest as to 2,500 shares on the second anniversary of the date of entitlement and grant and as to an additional 2,500 shares on each of the third, fourth and fifth anniversaries of the date of entitlement and grant.

            2. Upon reelection to the Board of Directors of the Company, a Director shall receive an option to purchase 1,000 shares of the Company's Common Stock, which option shall vest in full on the first anniversary of the date of entitlement and grant.

            3. Upon election as the chairman of any standing committee of the Board of Directors of the Company, a Director shall receive an option to purchase 500 shares of

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      the Company's Common Stock, which option shall vest in full on the first anniversary of the date of entitlement and grant.

            4. Upon the initial election of a non-employee as Chairman of the Board of the Company, a Director shall receive an option to purchase 5,000 shares of the Company's Common Stock, which option shall vest in full on the first anniversary of the date of entitlement and grant.

      Except as otherwise provided above with respect to termination of service, each such Formula Award shall be exercisable, to the extent vested, at any time or from time to time until the tenth anniversary of the date of entitlement and grant.

      No Formula Award shall be made to any Director who has been awarded any other Incentive under the 2005 Directors' Plan during the fiscal year for which such Formula Award is to be made.

      Formula Awards shall be made for the Company's 2006 fiscal year ending June 30, 2006, but such awards (and any other Incentives granted hereunder) shall be null and void in the event that this 2005 Directors' Plan is not ratified and approved by the shareholders of the Company at or prior to the 2006 Annual Meeting.

6.    PERFORMANCE SHARE AWARDS

      The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee during the Award Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

      (a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholder equity, return on assets, net income, or any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

      (b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum-payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares". After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

      (c) Revision of Performance Goals. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or

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division and which in the judgment of the Committee make the application of the
Performance Goals unfair unless a revision is made. In the case of options issued to Eligible Persons who are not employees of the Company, the term "employment" as used in this provision shall mean continued service of such Eligible Person in the capacity giving rise to the award.

      (d) Dividends. Dividends shall not be paid or accrued with respect to Performance Share Awards.

7.    RESTRICTED STOCK GRANTS

      The Committee may issue shares of Common Stock to A grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

      (a) Requirement of Continued Service. A grantee of a Restricted Stock Grant must remain in the capacity of a non-employee director of the Company during a period designated by the Committee ("Restriction Period"). If the grantee leaves such relationship with the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company, provided that the Committee may, at the time of the grant, provide for the continued service restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the continued service restriction as it deems equitable.

      (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a successor under
Section 9 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

      (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

      (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

      (e) Dividends. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

8.    DISCONTINUANCE OR AMENDMENT OF THE PLAN.

      The Board of Directors may discontinue the 2005 Directors' Plan at any time and may from time to time amend or revise the terms of the 2005 Directors' Plan as permitted by applicable statutes except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Committee amend the 2005 Directors' Plan without stockholder approval, where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.

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      The Board of Directors shall have express authority to amend the 2005
Directors' Plan to remove or eliminate or amend the terms of Formula Awards set forth in paragraph 5(h) above.

      No Incentive shall be granted under the 2005 Directors' Plan after December 9, 2015, but Incentives granted theretofore may extend beyond that date.

9.    NONTRANSFERABILITY

      Each Incentive granted under the 2005 Directors' Plan shall not be transferable other than by will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable, during the grantee's lifetime, only by the grantee or the grantee's guardian or legal representative.

10.   NO RIGHT OF EMPLOYMENT OF ASSOCIATION

      Neither the 2005 Directors' Plan nor any Incentives granted hereunder shall confer upon any person the right to continued nomination or service as a director of the Company or affect in any way the right of the shareholders of the Company to remove such person as a director as provided by applicable law.

11.   LISTING AND REGISTRATION OF THE SHARES

      Each option issued hereunder shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.   EFFECTIVE DATE

      The Plan shall be effective as of December 9, 2005 (the "Effective Date"); no Incentives may be awarded under the 2005 Directors' Plan prior to the Effective Date.

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